ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20090768316-72
206 North Carson Street	Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4299	Secretary of State	10/22/2009 2:55 PM
(775) 684 8708	State of Nevada	Entity Number
Website: secretaryofstate.biz		E0576012009-9

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Tatra Resources Ltd.

2.	Registered Agent	[X] Commercial Registered Agent: Val-U-Corp Services, Inc.
	for Service of	Name
	Process:	1802 North Carson Street; Suite 108	Carson City	NEVADA	89701
	(check only	Street Address	City	State	Zip Code
one box)
		Optional Mailing Address	City	State	Zip Code

3.	Authorized Stock:	75,000,000	$0.001
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	Daniel A. Kramer
	& Addresses,	Name
	of Board of	1802 North Carson Street; Suite 108	Carson City	NEVADA	89701
	Directors/Trustees:	Street Address	City	State	Zip Code
(attached additional page
	there is more than 3	Name
directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be: Any legal purpose
	(optional-see instructions)	Any legal purpose

6.	Names, Address	Daniel A. Kramer	/S/ Daniel A. Kramer
	and Signature of	Name	Signature
	Incorporator:	1802 North Carson Street; Suite 108	Carson City	NEVADA	89701
	(attached additional page	Street Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/S/ Daniel A. Kramer		October 22, 2009
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.